UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2016

Trimedyne, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	36-3094439
(State of Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

5 Holland, #223, Irvine CA 92618
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (949) 951-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2016, Glenn D. Yeik resigned from the offices of Chairman, CEO, President and director of the Board of Directors of the Trimedyne, Inc., (“the “Company”). This resignation was not a result of any disagreement with the Company, its management or the Company’s Board or any matter relating to the Company’s operations, policies or practices.

In addition, on September 21, 2016, Jeffrey S. Rudner resigned from the implied position of Principal Financial Officer as certifier of the Company’s future financial statements filed with the Securities Exchange Commission. This resignation was not a result of any disagreement with the Company, its management or the Company’s Board or any matter relating to the Company’s operations, policies or practices.

Further, Marvin P. Loeb, current Scientific Officer and a director, was elected to the additional offices of Chairman of the Board of Directors, CEO and President of the Company effective September 28, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Trimedyne, Inc.

Date: October 5, 2016	By	/s/ Marvin P. Loeb
Marvin P. Loeb
Chief Executive Officer Principal Financial Officer

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